As filed with the Securities and Exchange Commission on July 20, 2022

Registration No. 333- 192213

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOTHERLY HOTELS INC.

(Exact Name of Issuer as Specified in its Charter)

Maryland	20-1531029
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

Telephone: (757) 229-5648

(Address, including zip code, and telephone number of Principal Executive Offices)

2013 Long-Term Incentive Plan

(Full Title of the Plan)

David R. Folsom Chief Executive Officer Sotherly Hotels Inc. 306 South Henry Street, Suite 100 Williamsburg, Virginia 23185 (757) 229-5648	Copy to: Thomas J. Egan, Jr. Esq. Baker & McKenzie LLP 815 Connecticut Avenue, NW Washington, DC 20006 (202) 452-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934).

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 (this “Amendment”) relates to the Registration Statement on Form S-8 (the “Registration Statement”) of Sotherly Hotels Inc. (the “Registrant”), filed with the Securities and Exchange Commission on November 8, 2013 (Registration No. 333-192213). The Registration Statement pertains to the registration of an aggregate of 750,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Shares”), issuable under the Registrant’s 2013 Long-Term Incentive Plan. The offerings of the Shares pursuant to the Registration Statement have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant which remain unsold at the termination of the offerings, the Registrant files this Amendment to terminate the effectiveness of the Registration Statement and to deregister 4,840 of the 750,000 Shares, which remain unsold under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsburg, Commonwealth of Virginia, on the 20th day of July, 2022.

Sotherly Hotels Inc.

By:	/s/ David R. Folsom
David R. Folsom
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/S/ DAVID R. FOLSOM	President, Chief Executive Officer and Director	July 20, 2022
David R. Folsom	(Principal Executive Officer of Sotherly Hotels Inc.)

/S/ ANDREW M. SIMS	Chairman of the Board of Directors	July 20, 2022
Andrew M. Sims

/S/ TONY E. DOMALSKI	Chief Financial Officer of Sotherly Hotels Inc.	July 20, 2022
Anthony E. Domalski	(Principal Financial Officer and Principal Accounting Officer of Sotherly Hotels Inc.)

/S/ SCOTT M. KUCINSKI	Executive Vice President and Chief Operating Officer	July 20, 2022
Scott M. Kucinski

/S/ HERSCHEL J. WALKER	Director of Sotherly Hotels Inc.	July 20, 2022
Herschel J. Walker

/S/ MARIA L. CALDWELL	Director of Sotherly Hotels Inc.	July 20, 2022
Maria L. Caldwell

/S/ EDWARD S. STEIN	Director of Sotherly Hotels Inc.	July 20, 2022
Edward S. Stein

/S/ ANTHONY C. ZINNI	Director of Sotherly Hotels Inc.	July 20, 2022
Anthony C. Zinni

/S/ G. SCOTT GIBSON IV	Director of Sotherly Hotels Inc.	July 20, 2022
G. Scott Gibson IV

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